Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Reports Third Quarter 2017 Results

Bethesda, MD, October 23, 2017 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the third quarter ended September 30, 2017. The Company’s results include the following:

	Third Quarter		Nine Months Ended September 30,
	2017	2016	2017	2016
	($ in millions except per share and RevPAR data)

Net income (loss)	$30.6	$(35.5)	$88.3	$55.5

Same-Property RevPAR(1)	$229.68	$237.15	$213.54	$219.64
Same-Property RevPAR growth rate	(3.1%)		(2.8%)

Same-Property EBITDA(1)	$74.7	$78.2	$199.7	$212.3
Same-Property EBITDA growth rate	(4.4%)		(5.9%)
Same-Property EBITDA Margin(1)	37.8%	39.4%	34.7%	36.3%

Adjusted EBITDA(1)	$70.1	$80.4	$186.3	$215.5
Adjusted EBITDA growth rate	(12.8%)		(13.6%)

Adjusted FFO(1)	$55.8	$60.9	$146.6	$160.3
Adjusted FFO per diluted share(1)	$0.80	$0.84	$2.08	$2.21
Adjusted FFO per diluted share growth rate	(4.8%)		(5.9%)

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Revenue Per Available Room (“RevPAR”), Average Daily Rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“During the third quarter, our hotels performed better than our overall expectations, even with the negative impact from several natural disasters that occurred during the quarter, as Same-Property EBITDA, Adjusted EBITDA and Adjusted FFO exceeded our outlook,” noted Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Our recently redeveloped hotels including Union Station Hotel Nashville and Hotel Zeppelin San Francisco led the portfolio in the third quarter, as these hotels continue to ramp up their performance following their recent transformations. In addition, overall macro-economic factors remain encouraging and would seem to indicate improvements in the economy and travel demand ahead in 2018. However, we have not yet seen any noteworthy change in corporate business travel demand, which is growing modestly. Leisure travel demand remains solid, but international inbound travel demand continues to exhibit weakness. As a result, we remain cautious in our outlook for the remainder of 2017 and will remain so until we see demand trends strengthen.”

Third Quarter Highlights

▪
Net Income: The Company’s net income was $30.6 million in the third quarter of 2017, increasing $66.1 million as compared to the same period of 2016, which was primarily a result of prior year impairment losses related to property dispositions.

▪
Same-Property RevPAR and Same-Property Total Revenue per Available Room: Same-Property RevPAR in the third quarter of 2017 declined 3.1 percent versus the same period of 2016 to $229.68. Excluding San Francisco, Same-Property RevPAR declined 2.2 percent from the prior year. Same-Property ADR declined 3.0 percent from the prior year quarter to $256.56, and Same-Property Occupancy decreased 0.2 percent to 89.5 percent. Same-Property Total Revenue per Available Room declined 0.4 percent from the same period of 2016. The Company’s Same-Property RevPAR excludes LaPlaya Beach Resort & Club (“LaPlaya”), as the hotel was closed for most of September as a result of Hurricane Irma.

▪
Same-Property EBITDA: The Company’s hotels generated $74.7 million of Same-Property EBITDA for the quarter ended September 30, 2017, declining 4.4 percent from the same period of 2016. Same-Property Revenues decreased by 0.3 percent, while Same-Property Expenses grew by 2.4 percent. As a result, Same-Property EBITDA Margin declined 164 basis points to 37.8 percent for the third quarter of 2017, as compared to the same period last year. These results exclude LaPlaya during the third quarter.

▪
Adjusted EBITDA: The Company’s Adjusted EBITDA declined to $70.1 million from $80.4 million in the prior year period, a decrease of $10.3 million, or 12.8 percent. The decline in Adjusted EBITDA was largely a result of the $8.4 million of EBITDA from properties disposed of in the last year.

▪
Adjusted FFO: The Company’s Adjusted FFO declined 8.4 percent to $55.8 million from $60.9 million in the prior year period. The Company’s Adjusted FFO per diluted share decreased 4.8 percent to $0.80 compared with the same period of 2016.

▪
Dividends: On September 15, 2017, the Company declared a regular quarterly cash dividend of $0.38 per share on its common shares, a regular quarterly cash dividend of $0.40625 per share on its 6.50% Series C Cumulative Redeemable Preferred Shares and a regular quarterly cash dividend of $0.39844 per share on its 6.375% Series D Cumulative Redeemable Preferred Shares.

“Our San Francisco hotels performed slightly better in the quarter than we forecasted despite the challenges created by the renovation and expansion of the Moscone Convention Center in San Francisco,” said Mr. Bortz. “The most disruptive phase of the Moscone Center expansion is now behind us, and we are encouraged by the improving booking activity and trends for San Francisco in 2018 and the record bookings for 2019. Same-Property RevPAR for our portfolio declined 3.1 percent in the third quarter, which was in the upper half of our outlook range of negative 4.5 percent to negative 2.5 percent. Excluding San Francisco, Same-Property RevPAR decreased 2.2 percent and Same-Property Total Revenue grew 0.6 percent. Our properties continue to see growth in non-room revenues such as food and beverage, which we expect will persist in future quarters.”

Update on Impact from Hurricane Irma on LaPlaya Beach Resort & Club

The Company’s 189-room LaPlaya Beach Resort & Club closed starting September 9, 2017 following a mandatory hurricane evacuation order issued by Collier County in advance of the arrival of Hurricane Irma in Naples. The resort incurred primarily wind and water related damage, which the Company estimates will cost approximately $12.0 to $15.0 million including all repair, remediation, replacement and cleanup work. The Company maintains property, wind and flood insurance which is subject to a deductible of up to $2.8 million at LaPlaya.

The Company currently anticipates that the resort will reopen to resort guests in mid to late November as repair and restoration work is completed, including the resort’s lobby, restaurant, bar, private club and other public areas, as well as a majority of the resort’s guestrooms. The full restoration of LaPlaya, including the resort’s previously scheduled renovation of the Gulf Tower, is expected to be completed early in the first quarter of 2018. The Company estimates that due to disruption caused by Hurricane Irma, LaPlaya’s hotel EBITDA was reduced by $0.1 million in September, and it anticipates approximately $5.0 million less of EBITDA during the fourth quarter. The Company maintains business interruption insurance which is subject to a deductible of approximately $1.1 million, which is expected to be utilized during the fourth quarter.

In the third quarter, the Company recorded a $2.8 million net impairment charge for the estimated damage to LaPlaya’s assets, less the amount expected to be received from property insurance proceeds. In addition, the Company anticipates receiving insurance proceeds for the business interruption losses sustained as a result of the hurricane. However, the total business interruption claim will not likely be determined until sometime in 2018. The business interruption proceeds and the Company’s deductible will not be recorded until these losses are fully determined and the related insurance proceeds are received.

Strategic Disposition Plan

To date, as part of its strategic disposition plan, the Company has sold 9 hotel properties and 2 non-hotel assets for a total of $676.8 million in gross proceeds, which falls within the originally announced disposition goal of between $500.0 million and $1.0 billion in assets. The Company continues to pursue the selective sale of additional hotels and real estate as part of its overall strategic disposition plan.

Share Repurchase Program

The Company repurchased 3,800 common shares at an average price of $31.40 per share during the third quarter, and year-to-date has repurchased 3.2 million common shares at an average price of $28.77 per share totaling $93.4 million. Under the $250.0 million common share repurchase program, the Company is authorized to repurchase an additional $156.6 million of common shares. The repurchase program may be suspended or discontinued at any time, and the Company is not obligated to acquire any particular amount of shares.

Capital Reinvestments

During the third quarter, the Company made $16.2 million of capital improvements throughout its portfolio and year-to-date the Company has made $63.5 million of capital improvements. In July, the Company began its final major redevelopment project at LaPlaya. The renovation project, which was originally estimated to cost $8.0 million and was initially scheduled to be completed by the end of the third quarter 2017, includes a renovation of the lobby, restaurant and bar, and all guestrooms in the resort’s

Gulf Tower. Due to the impact of Hurricane Irma, the Company now estimates that the renovation will be completed by early 2018.

Year-to-Date Highlights

▪	Net Income: The Company’s net income was $88.3 million for the nine months ended September 30, 2017, an increase of $32.8 million over the same period of 2016.

▪
Same-Property RevPAR and Same-Property Total Revenue per Available Room: Same-Property RevPAR for the nine months ended September 30, 2017 decreased 2.8 percent versus the same period of 2016 to $213.54. Excluding San Francisco, Same-Property RevPAR declined 0.5 percent. Year-to-date Same-Property ADR fell 1.4 percent from the comparable period of 2016 to $249.24, and year-to-date Same-Property Occupancy declined 1.4 percent to 85.7 percent. Same-Property Total Revenue per Available Room declined 1.2 percent from the same period of 2016.

▪
Same-Property EBITDA: The Company’s hotels generated $199.7 million of Same-Property EBITDA for the nine months ended September 30, 2017, down 5.9 percent compared with the same period of 2016. Same-Property Hotel Revenues declined 1.5 percent, while Same-Property Hotel Expenses rose just 1.0 percent. As a result, Same-Property EBITDA Margin for the nine months ended September 30, 2017 declined 162 basis points to 34.7 percent as compared to the same period last year.

▪
Adjusted EBITDA: The Company’s Adjusted EBITDA declined 13.6 percent, or $29.3 million, to $186.3 million from $215.5 million in the prior year period. The decline in Adjusted EBITDA was largely a result of the lost EBITDA from properties disposed of in the last year.

▪
Adjusted FFO: The Company’s Adjusted FFO declined 8.6 percent to $146.6 million from $160.3 million in the prior year period. The Company’s Adjusted FFO per diluted share decreased 5.9 percent to $2.08 compared with the same period of 2016.

Capital Markets and Balance Sheet

On October 13, 2017, Pebblebrook closed on new agreements which refinance and extend the maturities of the Company’s unsecured revolving credit facility and unsecured term loans. The agreements, which are with a consortium of banks, improve the pricing and terms of the Company’s credit facility and amended term loans. The Company now has no debt maturities until 2020.

As of September 30, 2017, the Company had $876.2 million in debt at an effective weighted-average interest rate of 3.3 percent. The Company had $675.0 million outstanding in the form of unsecured term loans and $30.0 million outstanding on its $450.0 million senior unsecured revolving credit facility. As of September 30, 2017, the Company had $20.7 million of cash, cash equivalents and restricted cash.

On September 30, 2017, as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.6 times and total net debt to trailing 12-month corporate EBITDA was 3.6 times.

2017 Outlook

The Company's outlook for 2017 has been updated to incorporate both the Company’s third quarter outperformance and the estimated $5.0 million reduction for LaPlaya in the fourth quarter due to disruption caused by Hurricane Irma. As a result of the storm, LaPlaya is not included in the Company’s Same-

Property statistics in the outlook for the fourth quarter, and its third and fourth quarters are excluded from the Same-Property statistics for the full year outlook.

In addition, the 2017 outlook, which assumes no additional acquisitions or dispositions, includes the Company’s various planned capital investment projects and includes other significant assumptions, is as follows:

	2017 Outlook as of October 23, 2017		Variance to Prior Outlook as of July 27, 2017
	Low	High	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income	$90.0	$93.0	$7.2	$4.2

Adjusted EBITDA	$228.0	$231.0	$1.5	$(1.5)
Adjusted EBITDA growth rate	(16.5%)	(15.4%)	0.6%	(0.5%)

Adjusted FFO	$173.8	$176.8	$2.1	$(0.9)
Adjusted FFO per diluted share	$2.48	$2.52	$0.03	$(0.01)
Adjusted FFO per diluted share growth rate	(10.8%)	(9.4%)	1.1%	(0.4%)

This 2017 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP growth rate	1.75%	2.25%	—	—
U.S. Hotel Industry RevPAR growth rate	2.0%	3.0%	—	—
Urban Markets RevPAR growth rate	0.5%	1.5%	—	—

Same-Property RevPAR	$208	$210	$1	$1
Same-Property RevPAR growth rate	(2.0%)	(1.0%)	—	—
Same-Property Room Revenue growth rate	(2.2%)	(1.2%)	—	—

Same-Property EBITDA	$249.5	$252.5	$(0.5)	$(3.5)
Same-Property EBITDA growth rate	(6.2%)	(5.0%)	1.4%	0.4%
Same-Property EBITDA Margin	33.4%	33.7%	0.3%	0.1%
Same-Property EBITDA Margin growth rate	(175 bps)	(150 bps)	25 bps	—

Corporate cash general and administrative expenses	$19.2	$19.2	$(0.9)	$(0.9)
Corporate non-cash general and administrative expenses	$5.2	$5.2	$(1.8)	$(1.8)

Total capital investments related to renovations, capital maintenance and return on investment projects	$80.0	$90.0	$(10.0)	$(10.0)

Weighted-average fully diluted shares and units	70.1	70.1	—	—

“Due to our outlook for modestly growing but stable business travel and weak international inbound travel trends, we expect the urban markets to continue to underperform the greater U.S. hotel industry during the remainder of 2017,” commented Mr. Bortz. “As a result, we are maintaining our RevPAR outlooks for the industry and urban markets. Nevertheless, for Pebblebrook, after adjusting for the one-time disruption at LaPlaya from Hurricane Irma, we are increasing our 2017 outlook range for Same-Property EBITDA, Adjusted EBITDA, Adjusted FFO and Adjusted FFO per diluted share to reflect our outperformance in the third quarter.”

The Company’s outlook for the fourth quarter of 2017 is as follows:

	Fourth Quarter 2017 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net income	$1.6	$4.6

Same-Property RevPAR	$188	$192
Same-Property RevPAR growth rate	(0.5%)	1.5%
Same-Property Room Revenue growth rate	(0.4%)	1.6%

Same-Property EBITDA	$49.8	$52.8
Same-Property EBITDA growth rate	(7.1%)	(1.5%)
Same-Property EBITDA Margin	30.0%	31.0%
Same-Property EBITDA Margin growth rate	(150 bps)	(50 bps)

Adjusted EBITDA	$41.7	$44.7
Adjusted EBITDA growth rate	(27.7%)	(22.5%)

Adjusted FFO	$27.2	$30.2
Adjusted FFO per diluted share	$0.39	$0.43
Adjusted FFO per diluted share growth rate	(31.6%)	(24.6%)

Weighted-average fully diluted shares and units	69.5	69.5

The Company’s outlook for 2017 and the fourth quarter of 2017 assumes no additional acquisitions or dispositions beyond the hotels the Company owned as of September 30, 2017. The Company’s outlook also incorporates all of the expected disruption resulting from Hurricane Irma as well as that associated with the continued renovation and repositioning at LaPlaya.

The Company’s estimates and assumptions, including the Company’s outlook for 2017 and the fourth quarter of 2017, for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property Room Revenue growth rate, Same-Property EBITDA, Same-Property EBITDA growth rate, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate, include the hotels owned as of September 30, 2017, as if they had been owned by the Company for all of 2016 and 2017, except for Hotel Zeppelin San Francisco, which is not included in the first quarter and LaPlaya Beach Resort & Club, which is not included in the third and fourth quarters.

If any of the foregoing estimates and assumptions prove to be inaccurate, actual results, including the outlook, may vary, and could vary significantly, from the amounts shown above.

Third Quarter 2017 Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Tuesday, October 24, 2017 at 10:00 AM ET. To participate in the conference call, please dial (877) 705-6003 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 28 hotels, with a total of 6,970 guest rooms. The Company owns hotels located in 9 states and the District of Columbia, including: Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); San Diego, California; San Francisco, California; Washington, DC; Coral Gables, Florida; Naples, Florida; Buckhead, Georgia; Boston, Massachusetts; Minneapolis, Minnesota; Portland, Oregon; Philadelphia, Pennsylvania; Nashville, Tennessee; Columbia River Gorge, Washington; and Seattle, Washington. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin, EBITDA Margin growth and their Same-Property equivalents, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; estimates of costs and durations of renovation or restoration projects; estimates of insurance recoveries; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of October 23, 2017. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except for per share data)

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$2,464,186	$2,672,654
Ground lease asset, net	29,185	29,627
Cash and cash equivalents	14,185	33,410
Restricted cash	6,473	7,419
Hotel receivables (net of allowance for doubtful accounts of $356 and $494, respectively)	35,757	27,687
Prepaid expenses and other assets	43,902	38,462
Total assets	$2,593,688	$2,809,259

LIABILITIES AND EQUITY

Liabilities:
Senior unsecured revolving credit facilities	$30,000	$82,000
Term loans, net of unamortized deferred financing costs	672,391	671,793
Senior unsecured notes, net of unamortized deferred financing costs	99,513	99,460
Mortgage debt, net of unamortized loan premiums and deferred financing costs	71,027	142,998
Accounts payable and accrued expenses	150,100	149,283
Advance deposits	20,045	19,110
Accrued interest	3,250	2,284
Distribution payable	31,711	33,215
Total liabilities	1,078,037	1,200,143
Commitments and contingencies

Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $250,000 at September 30, 2017 and at December 31, 2016), 100,000,000 shares authorized; 10,000,000 shares issued and outstanding at September 30, 2017 and December 31, 2016	100	100
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 68,812,575 issued and outstanding at September 30, 2017 and 71,922,904 issued and outstanding at December 31, 2016	688	719
Additional paid-in capital	1,683,785	1,776,404
Accumulated other comprehensive income (loss)	(768)	(2,312)
Distributions in excess of retained earnings	(172,576)	(169,227)
Total shareholders’ equity	1,511,229	1,605,684
Non-controlling interests	4,422	3,432
Total equity	1,515,651	1,609,116
Total liabilities and equity	$2,593,688	$2,809,259

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except for per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016

Revenues:
Room	$144,770	$152,693	$412,862	$432,547
Food and beverage	42,839	42,564	134,858	142,933
Other operating	14,184	13,706	41,968	42,000
Total revenues	$201,793	$208,963	$589,688	$617,480

Expenses:
Hotel operating expenses:
Room	$34,453	$34,541	$102,076	$100,860
Food and beverage	29,913	28,917	91,403	95,486
Other direct and indirect	52,504	53,468	158,953	164,795
Total hotel operating expenses	116,870	116,926	352,432	361,141
Depreciation and amortization	25,210	25,407	77,456	76,327
Real estate taxes, personal property taxes, property insurance, and ground rent	11,345	12,360	37,095	37,253
General and administrative	4,467	6,779	17,045	19,936
Impairment and other losses	3,191	12,148	4,240	12,148
Total operating expenses	161,083	173,620	488,268	506,805
Operating income (loss)	40,710	35,343	101,420	110,675
Interest income	1	627	97	1,872
Interest expense	(8,969)	(10,257)	(28,015)	(32,490)
Other	132	1,548	132	(324)
Gain on sale of hotel properties	290	—	14,877	40,326
Equity in earnings (loss) of joint venture	—	(61,268)	—	(64,501)
Income (loss) before income taxes	32,164	(34,007)	88,511	55,558
Income tax (expense) benefit	(1,593)	(1,528)	(181)	(18)
Net income (loss)	30,571	(35,535)	88,330	55,540
Net income (loss) attributable to non-controlling interests	128	(112)	341	194
Net income (loss) attributable to the Company	30,443	(35,423)	87,989	55,346
Distributions to preferred shareholders	(4,023)	(5,553)	(12,070)	(15,638)
Issuance costs of redeemed preferred shares	—	(2,921)	—	(7,090)
Net income (loss) attributable to common shareholders	$26,420	$(43,897)	$75,919	$32,618

Net income (loss) per share available to common shareholders, basic	$0.38	$(0.61)	$1.08	$0.45
Net income (loss) per share available to common shareholders, diluted	$0.38	$(0.61)	$1.08	$0.45
Weighted-average number of common shares, basic	68,814,805	71,922,904	69,854,618	71,894,313
Weighted-average number of common shares, diluted	69,202,920	71,922,904	70,228,074	72,376,349

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016

Net income (loss)	$30,571	$(35,535)	$88,330	$55,540
Adjustments:
Depreciation and amortization	25,155	25,350	77,284	76,152
Depreciation and amortization from joint venture	—	2,233	—	6,700
Gain on sale of hotel properties	(290)	—	(14,877)	(40,326)
Impairment loss	2,800	12,148	3,849	12,148
Impairment loss from joint venture	—	62,622	—	62,622
FFO	$58,236	$66,818	$154,586	$172,836
Distribution to preferred shareholders	(4,023)	(5,553)	(12,070)	(15,638)
Issuance costs of redeemed preferred shares	—	(2,921)	—	(7,090)
FFO available to common share and unit holders	$54,213	$58,344	$142,516	$150,108

Hotel acquisition and disposition costs	14	(17)	71	—
Non-cash ground rent	734	742	2,201	2,019
Management/franchise contract transition costs	—	—	85	79
Interest expense adjustment for acquired liabilities	192	50	387	(396)
Capital lease adjustment	140	134	414	396
Non-cash amortization of acquired intangibles	215	240	697	726
Issuance costs of redeemed preferred shares	—	2,921	—	7,090
Estimated hurricane related repairs and cleanup costs	391	—	391	—
Other	(132)	(1,548)	(132)	324
Adjusted FFO available to common share and unit holders	$55,767	$60,866	$146,630	$160,346

FFO per common share - basic	$0.79	$0.81	$2.03	$2.08
FFO per common share - diluted	$0.78	$0.80	$2.02	$2.07
Adjusted FFO per common share - basic	$0.81	$0.84	$2.09	$2.22
Adjusted FFO per common share - diluted	$0.80	$0.84	$2.08	$2.21

Weighted-average number of basic common shares and units	69,051,156	72,159,255	70,090,969	72,130,664
Weighted-average number of fully diluted common shares and units	69,439,271	72,604,269	70,464,425	72,612,700

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Hotel acquisition and disposition costs: The Company excludes acquisition and disposition transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Issuance costs of redeemed preferred shares: The Company excludes issuance costs of redeemed preferred shares during the period because it believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Estimated hurricane related repairs and cleanup costs: The Company excludes estimated hurricane related repairs and cleanup costs during the period because it believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes the ineffective portion of the change in fair value of the hedging instruments during the period because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the NAREIT White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016

Net income (loss)	$30,571	$(35,535)	$88,330	$55,540
Adjustments:
Interest expense	8,969	10,257	28,015	32,490
Interest expense from joint venture	—	2,301	—	6,859
Income tax expense (benefit)	1,593	1,528	181	18
Depreciation and amortization	25,210	25,407	77,456	76,327
Depreciation and amortization from joint venture	—	2,233	—	6,700
EBITDA	$66,343	$6,191	$193,982	$177,934
Hotel acquisition and disposition costs	14	(17)	71	—
Non-cash ground rent	734	742	2,201	2,019
Management/franchise contract transition costs	—	—	85	79
Non-cash amortization of acquired intangibles	215	240	697	726
Gain on sale of hotel properties	(290)	—	(14,877)	(40,326)
Impairment loss	2,800	12,148	3,849	12,148
Impairment loss from joint venture	—	62,622	—	62,622
Estimated hurricane related repairs and cleanup costs	391	—	391	—
Other	(132)	(1,548)	(132)	324
Adjusted EBITDA	$70,075	$80,378	$186,267	$215,526

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA because it believes that adjusting EBITDA to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA:

- Hotel acquisition and disposition costs: The Company excludes acquisition and disposition transaction costs expensed during the period because it believes that including these costs in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Gain on sale of hotel properties: The Company excludes Gain on sale of hotel properties because it believes that including this adjustment in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Impairment loss and Impairment loss from joint venture: The Company excludes impairment loss and impairment loss from joint venture because it believes that including this adjustment in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Estimated hurricane related repairs and cleanup costs: The Company excludes estimated hurricane related repairs and cleanup costs during the period because it believes that including these adjustments in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes the ineffective portion of the change in fair value of the hedging instruments during the period because it believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Outlook of Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending		Year ending
	December 31, 2017		December 31, 2017
	Low	High	Low	High

Net income (loss)	$2	$5	$90	$93
Adjustments:
Depreciation and amortization	28	28	105	105
Gain on sale of hotel properties	—	—	(15)	(15)
Impairment loss	—	—	4	4
FFO	$29	$32	$184	$187
Distribution to preferred shareholders	(4)	(4)	(16)	(16)
Issuance costs of redeemed preferred shares	—	—	—	—
FFO available to common share and unit holders	$25	$28	$168	$171
Non-cash ground rent	1	1	3	3
Other	1	1	3	3
Adjusted FFO available to common share and unit holders	$27	$30	$174	$177

FFO per common share - diluted	$0.36	$0.41	$2.39	$2.44
Adjusted FFO per common share - diluted	$0.39	$0.43	$2.48	$2.52

Weighted-average number of fully diluted common shares and units	69.5	69.5	70.1	70.1

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Other: The Company excludes Other expenses, which include hotel acquisition and disposition costs, management/franchise contract transition costs, interest expense adjustment for acquired liabilities, capital lease adjustment, non-cash amortization of acquired intangibles and estimated hurricane related repairs and cleanup costs, in addition to the ineffective portion of the change in fair value of the hedging instruments during the period, because the Company believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the NAREIT White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Outlook of Net Income (Loss) to EBITDA and Adjusted EBITDA
($ in millions)
(Unaudited)

	Three months ending		Year ending
	December 31, 2017		December 31, 2017
	Low	High	Low	High

Net income (loss)	$2	$5	$90	$93
Adjustments:
Interest expense and income tax expense	11	11	39	39
Depreciation and amortization	28	28	105	105
EBITDA	$41	$44	$234	$237
Gain on sale of hotel properties	—	—	(15)	(15)
Non-cash ground rent	1	1	3	3
Impairment loss	—	—	4	4
Other	0	0	2	2
Adjusted EBITDA	$42	$45	$228	$231

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA because it believes that adjusting EBITDA to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA for the following items, which may occur in any period, and refers to this measure as Adjusted EBITDA:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Impairment loss: The Company excludes impairment loss because it believes that including this adjustment in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes Other expenses, which include hotel acquisition and disposition costs, management/franchise contract transition costs, non-cash amortization of acquired intangibles and estimated hurricane related repairs and cleanup costs, in addition to the ineffective portion of the change in fair value of the hedging instruments during the period, because the Company believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016

Same-Property Occupancy	89.5%	89.7%	85.7%	86.9%
Increase/(Decrease)	(0.2%)		(1.4%)
Same-Property ADR	$256.56	$264.46	$249.24	$252.83
Increase/(Decrease)	(3.0%)		(1.4%)
Same-Property RevPAR	$229.68	$237.15	$213.54	$219.64
Increase/(Decrease)	(3.1%)		(2.8%)

Notes:

This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2017, except for LaPlaya Beach Resort & Club in both 2017 and 2016 because it was closed during the third quarter of 2017 due to the impact from Hurricane Irma. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2017, excludes Hotel Zeppelin San Francisco for Q1 in both 2017 and 2016 because it was closed during the first quarter of 2016 for renovation, excludes Dumont NYC for Q2 and Q3 in both 2017 and 2016 because the Company sold this property during the second quarter of 2017 and excludes LaPlaya Beach Resort & Club for Q3 in both 2017 and 2016 because it was closed during the third quarter of 2017 due to the impact from Hurricane Irma.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same Property Statistical Data - by Market
(Unaudited)

	Three months ended September 30,	Nine months ended September 30,
	2017	2017
RevPAR Variance:
Boston	0.5%	(0.3%)
Seattle	0.4%	5.0%
Portland	(0.2%)	0.0%
San Diego	(0.8%)	3.0%
Other	(3.5%)	0.6%
Los Angeles	(5.2%)	(5.1%)
San Francisco	(5.6%)	(9.0%)

West Coast	(3.6%)	(4.1%)
East Coast	(5.0%)	(1.0%)

Notes:

This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2017, except for LaPlaya Beach Resort & Club in both 2017 and 2016 because it was closed during the third quarter of 2017 due to the impact from Hurricane Irma. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2017, excludes Hotel Zeppelin San Francisco for Q1 in both 2017 and 2016 because it was closed during the first quarter of 2016 for renovation, excludes Dumont NYC for Q2 and Q3 in both 2017 and 2016 because the Company sold this property during the second quarter of 2017 and excludes LaPlaya Beach Resort & Club for Q3 in both 2017 and 2016 because it was closed during the third quarter of 2017 due to the impact from Hurricane Irma.

"Other" includes Atlanta (Buckhead), GA, Coral Gables, FL, Minneapolis, MN, Naples, FL, Nashville, TN, Philadelphia, PA and Washington DC.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016

Same-Property Revenues:
Room	$143,289	$147,835	$403,438	$416,469
Food and beverage	41,643	39,787	133,546	132,372
Other	12,829	10,752	39,131	36,167
Total hotel revenues	197,761	198,374	576,115	585,008

Same-Property Expenses:
Room	$33,913	$33,387	$99,054	$98,028
Food and beverage	28,579	26,656	90,044	87,785
Other direct	2,397	2,547	8,613	9,014
General and administrative	14,176	13,933	43,450	43,715
Information and telecommunication systems	2,476	2,396	8,040	7,570
Sales and marketing	14,789	14,366	45,042	44,313
Management fees	5,838	5,827	17,064	17,097
Property operations and maintenance	5,143	5,004	16,260	16,174
Energy and utilities	4,543	4,449	12,593	12,776
Property taxes	6,422	7,141	21,726	22,615
Other fixed expenses	4,811	4,518	14,492	13,645
Total hotel expenses	123,087	120,224	376,378	372,732

Same-Property EBITDA	$74,674	$78,150	$199,737	$212,276

Same-Property EBITDA Margin	37.8%	39.4%	34.7%	36.3%

Notes:

This schedule of hotel results for the three months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2017, except for LaPlaya Beach Resort & Club in both 2017 and 2016 because it was closed during the third quarter of 2017 due to the impact from Hurricane Irma. This schedule of hotel results for the nine months ended September 30 includes information from all of the hotels the Company owned as of September 30, 2017, excludes Hotel Zeppelin San Francisco for Q1 in both 2017 and 2016 because it was closed during the first quarter of 2016 for renovation, excludes both Dumont NYC and the Parking Garage at Revere Hotel Boston Common for Q2 and Q3 in both 2017 and 2016 because the Company sold these properties during the second quarter of 2017 and excludes LaPlaya Beach Resort & Club for Q3 in both 2017 and 2016 because it was closed during the third quarter of 2017 due to the impact from Hurricane Irma.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

Sir Francis Drake	X	X	X	X
InterContinental Buckhead Atlanta	X	X	X	X
Hotel Monaco Washington DC	X	X	X	X
The Grand Hotel Minneapolis	X	X	X	X
Skamania Lodge	X	X	X	X
Le Méridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia	X	X	X	X
Argonaut Hotel	X	X	X	X
The Westin San Diego Gaslamp Quarter	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
W Boston	X	X	X	X
Hotel Zetta San Francisco	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Portland	X	X	X	X
W Los Angeles - West Beverly Hills	X	X	X	X
Hotel Zelos San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
Hotel Modera	X	X	X	X
Hotel Zephyr Fisherman's Wharf	X	X	X	X
Hotel Zeppelin San Francisco		X	X	X
The Nines, a Luxury Collection Hotel, Portland	X	X	X	X
Hotel Colonnade Coral Gables, a Tribute Portfolio Hotel	X	X	X	X
Hotel Palomar Los Angeles Beverly Hills	X	X	X	X
Union Station Hotel Nashville, Autograph Collection	X	X	X	X
Revere Hotel Boston Common	X	X	X	X
Parking Garage at Revere Hotel Boston Common	X
LaPlaya Beach Resort & Club	X	X
Hotel Zoe San Francisco	X	X	X	X
Dumont NYC	X

Notes:

A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s third quarter Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of September 30, 2017, except for LaPlaya Beach Resort & Club in both 2017 and 2016 because it was closed during the third quarter of 2017 due to the impact from Hurricane Irma. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Same Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the Company's 2017 outlook include all of the hotels the Company owned as of September 30, 2017, except for Hotel Zeppelin San Francisco for Q1 in both 2017 and 2016 because it was closed during the first quarter of 2016 for renovation and LaPlaya Beach Resort & Club for Q3 and Q4 in both 2017 and 2016 because it was closed during the third and fourth quarters of 2017 due to the impact from Hurricane Irma. The operating statistics and financial results in this press release may include periods prior to the Company's ownership of the hotels.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except Occupancy, ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter 2016	Second Quarter 2016	Third Quarter 2016	Fourth Quarter 2016	Full Year 2016

Occupancy	83%	88%	89%	81%	85%
ADR	$240	$255	$264	$235	$249
RevPAR	$199	$224	$234	$190	$212

Hotel Revenues	$181.5	$200.5	$204.2	$180.7	$766.9
Hotel EBITDA	$58.4	$74.5	$78.8	$57.8	$269.5
Hotel EBITDA Margin	32.2%	37.2%	38.6%	32.0%	35.1%

	First Quarter 2017	Second Quarter 2017	Third Quarter 2017

Occupancy	81%	87%	88%
ADR	$243	$251	$256
RevPAR	$196	$218	$226

Hotel Revenues	$177.6	$200.1	$201.9
Hotel EBITDA	$54.5	$71.6	$74.6
Hotel EBITDA Margin	30.7%	35.8%	36.9%

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of September 30, 2017. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.